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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12.
COMPUTER HORIZONS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Preliminary Copy Subject to Completion

Dear Shareholders:

        A special meeting of shareholders of Computer Horizons Corp. ("CHC") is to be held at 10:00 a.m., local time, on Thursday, September 22, 2005 at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP located at 2001 Route 46, Suite 202, Parsippany, New Jersey 07054. The items to be considered and voted on at the special meeting are described in the notice of special meeting of shareholders and are more fully addressed in our proxy materials accompanying this letter. We encourage you to read all of these materials carefully and then to vote the enclosed WHITE proxy card.

        YOUR PARTICIPATION AT THIS MEETING IS VITAL. As you may already be aware, the special meeting has been called at the request of a minority dissident shareholder group calling itself "The Computer Horizons Full Value Committee." The purpose of the special meeting is to consider proposals made by the dissident shareholder group and opposed by the existing CHC board of directors and management. The proposals seek to remove all of the existing members of the CHC board of directors without cause and to replace the board with the dissident shareholder group's own nominees. You, the CHC shareholders, recently re-elected the existing members of the CHC board by a significant majority of the shares voting at the CHC annual meeting of shareholders held on May 18, 2005, some four weeks after the Company announced its proposed merger with Analysts International Corporation. We believe that the dissident shareholder group's proxy materials and public statements show a lack of understanding of our business and industry, as well as a lack of vision about the future of CHC and the company's greater potential.

        The CHC board of directors is deeply committed to CHC and its shareholders and is continuing its efforts to enhance shareholder value. In the board's opinion, the dissident shareholder group's proposals are not in the best interests of all of CHC's shareholders but, instead, were made in furtherance of the dissident shareholder group's own interests to take control of your company without giving you, the CHC shareholders, any immediate value in return. The dissident shareholder group is attempting to take control of CHC but has not offered to buy your shares of CHC common stock or to pay you a control premium for obtaining control. For these reasons, among others, the CHC board is soliciting proxies against the dissident shareholder group's proposals. We urge you to join the board of directors in opposing the dissident shareholder group's proposals by voting "AGAINST" the dissident shareholder group's proposal to remove the current members of the CHC board of directors without cause.

        THE FUTURE OF CHC IS IN YOUR HANDS. WE URGE YOU TO VOTE "AGAINST" PROPOSALS 1 AND 2 BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD AND "WITHHOLD AUTHORITY" ON PROPOSAL 3. You may attend the special meeting and vote in person, or you may vote by returning a proxy card for the special meeting. Whether or not you plan to attend the special meeting, however, we request that you sign, date and return the enclosed WHITE proxy card promptly in the enclosed pre-addressed, postage-paid envelope.

        We can assure you that the CHC board of directors and management will continue to act in the best interests of ALL of CHC's shareholders.

        If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Morrow & Co., Inc., toll free at 800-607-0088; banks and brokers may call 800-654-2468.

        We appreciate your continued support.

Sincerely,
Earl L. Mason Chairman of the Board of Directors	William J. Murphy President and Chief Executive Officer

COMPUTER HORIZONS CORP.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF COMPUTER HORIZONS CORP.:

        NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Computer Horizons Corp., a New York corporation ("CHC"), will be held on Thursday, September 22, 2005 at 10:00 a.m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP located at 2001 Route 46, Suite 202, Parsippany, New Jersey 07054 to consider and vote on the following proposals:

          1.     A proposal by a dissident shareholder group to remove all of the existing directors serving on the CHC board of directors without cause. The CHC board unanimously recommends a vote "AGAINST" this proposal.

          2.     If proposal 1 above is approved by the shareholders at the special meeting, a proposal to fix the number of directors comprising the CHC board of directors at five (5) directors. The CHC board unanimously recommends a vote "AGAINST" this proposal.

          3.     If proposals 1 and 2 above are adopted by the shareholders at the special meeting, a proposal to fill the vacancies on the board of directors created by the removal of the current directors by electing five new directors nominated by the dissident shareholder group to serve as members of the board of directors until the next annual meeting of shareholders. The CHC Board unanimously recommends that you "WITHHOLD AUTHORITY" on this proposal.

        No other business may be transacted at the special meeting.

        The CHC board has fixed the close of business on September 12, 2005 as the record date for the special meeting. Only CHC shareholders of record at that time are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement.

        The CHC board of directors is opposing the dissident shareholder group's proposals.

        This special meeting is extremely important to all CHC shareholders in light of the dissident shareholder group's attempt to take control of the CHC board. Your vote is critical. All CHC shareholders are cordially invited to attend the special meeting in person. However, even if you expect to attend the special meeting, please complete, sign and date the enclosed WHITE proxy card and return it promptly in the enclosed pre-addressed, postage-paid envelope. You can revoke your proxy at any time before it is exercised by giving written notice to the secretary of CHC, or by submitting another proxy, or attending the special meeting and voting in person.

        Whether or not you plan to attend the special meeting and regardless of the number of shares of common stock you own, the CHC board unanimously recommends that you vote "AGAINST" proposals 1 and 2 and that you "WITHHOLD AUTHORITY" on proposal 3. We urge you not to sign or return any BLUE proxy card that may be sent to you by the dissident shareholder group even as a protest vote against them. If you previously voted on the dissident shareholder group's BLUE proxy card, you have every legal right to change your vote. You can do so simply by signing, dating and returning the enclosed WHITE proxy card. Only your latest dated proxy card will count.

BY ORDER OF THE BOARD OF DIRECTORS,
Michael C. Caulfield, Esq.
Secretary

Mountain Lakes, New Jersey
                         , 2005

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	1
SPECIAL MEETING OF SHAREHOLDERS	2
Date, Time and Place of the Special Meeting	2
Purpose of the Special Meeting—The Proxy Contest	2
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	4
PROPOSALS TO BE VOTED ON	8
Proposal 1—REMOVAL OF CHC'S DIRECTORS WITHOUT CAUSE	8
Proposal 2—FIXING THE NUMBER OF MEMBERS COMPRISING THE BOARD AT FIVE MEMBERS	8
Proposal 3—ELECTION OF DIRECTORS	9
THE BOARD OF DIRECTORS	10
EXECUTIVE OFFICERS OF THE COMPANY	13
CORPORATE GOVERNANCE	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	18
CHANGE OF CONTROL PROVISIONS	20
EXECUTIVE COMPENSATION	21
OPTION GRANTS IN LAST FISCAL YEAR	22
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 2004 OPTION VALUES	23
EQUITY COMPENSATION PLAN INFORMATION	23
COMPENSATION COMMITTEE REPORT	24
DIRECTORS' COMPENSATION	25
PERFORMANCE GRAPH	26
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27
AUDIT AND NON-AUDIT FEES	27
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR	27

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbors provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These statements can be identified by the fact that they do not relate to statements of historical fact but, instead, to matters such as future business operations, prospects, revenue and income, business strategies, operating efficiencies and synergies, competitive positions, growth opportunities and plans or objectives of management for CHC and perhaps its proposed merger partner, Analysts International Corporation, in the proposed merger that CHC has previously announced, and in the combined company, assuming the merger is approved, as the case may be. Further, statements that include words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative of these words or other words or expressions of similar meaning, may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement. Forward-looking statements are necessarily estimates reflecting the best judgment of the senior management of CHC (with regard to matters relating to CHC) and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement. Further information about CHC can be found in CHC's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the quarterly periods thereafter. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. CHC undertakes no obligation to update any forward-looking statements as a result of future events or developments.

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 22, 2005

        COMPUTER HORIZONS CORP.
49 OLD BLOOMFIELD AVENUE
MOUNTAIN LAKES, NEW JERSEY 07046-1495
THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

        We are sending you this proxy statement as part of a solicitation of proxies by the board of directors of Computer Horizons Corp. ("CHC") for use at the special meeting of CHC's shareholders, and at any adjournment, postponement, continuation or rescheduling of the meeting. We anticipate that the notice of special meeting, this proxy statement and the accompanying WHITE proxy card will first be mailed to the holders of our common stock, $.10 par value per share, on or about [                        , 2005].

        The special meeting is scheduled to be held at 10:00, local time, on Thursday, September 22, 2005 at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP located at 2001 Route 46, Suite 202, Parsippany, New Jersey 07054.

Purpose of the Special Meeting—The Proxy Contest

        On July 22, 2005, a dissident shareholder group comprised of Crescendo Partners II, L.P., Series R, Crescendo Investments II, LLC, Eric Rosenfeld, F. Annette Scott Florida Trust, Richard L. Scott Florida Trust, Scott Family Florida Partnership Trust, Richard L. Scott and Stephen T. Braun, calling themselves The Computer Horizons Full Value Committee (together, the "Dissident Group"), filed a Statement on Schedule 13D (the "Schedule 13D") disclosing a combined ownership of CHC common stock equal to 10.3% of the issued and outstanding CHC common stock. The Dissident Group's Schedule 13D further disclosed the Dissident Group's opposition to CHC's previously announced proposed merger with Analysts International Corporation ("Analysts") and the Dissident Group's intentions to solicit proxies in opposition to the proposed merger and, eventually, to call a special meeting of the shareholders of CHC for the purpose of removing all of the existing members of the CHC board of directors, without cause, and replacing them with the Dissident Group's own slate of director nominees. Ironically, despite the Dissident Group's criticism of CHC's proposed merger with Analysts, most of the Dissident Group's holdings in CHC were acquired beginning on May 31, 2005, subsequent to CHC's first public announcement concerning the proposed merger which occurred almost 6 weeks earlier on April 13, 2005.

        Also on July 22, 2005, the Dissident Group filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission indicating its opposition to CHC's proposed merger and soliciting proxies against the approval of CHC's proposals in furtherance of the proposed merger. CHC's registration statement containing the joint proxy statement/prospectus of CHC and Analysts was declared effective by the Securities and Exchange Commission on August 4, 2005 and the joint proxy statements have been mailed to shareholders of both CHC and Analysts in connection with the special meeting scheduled for September 2, 2005 at which the proposals in furtherance of the proposed merger are to be considered and voted. The Dissident Group's opposition materials subsequently became definitive and these materials have also been mailed to our shareholders.

        CHC's proposed merger with Analysts is in accordance with an Agreement and Plan of Merger entered into on April 12, 2005, pursuant to which Analysts would merger into and with JV Merger Corp., a Minnesota corporation and a wholly-owed subsidiary of CHC, as a result of which Analysts would become a wholly-owned subsidiary of CHC. In the event that the proposed merger is completed, shareholders of Analysts would receive 1.15 shares of CHC common stock for each share of Analysts common stock that they own on the date that the merger is completed. As a result of the merger, Analysts shareholders would hold approximately 48% and CHC shareholders would hold approximately 52% of the outstanding shares of CHC common stock immediately after the merger, exclusive of outstanding CHC and Analysts options to purchase shares of CHC common stock and Analysts common stock, respectively. The foregoing description of the proposed merger is not complete and is qualified in its entirety by reference to the full text of the merger agreement which is attached to the joint proxy statement/prospectus of CHC and Analysts as well as to other information concerning the merger contained therein. By the time you receive this proxy statement and related materials, the September 2, 2005 special meeting relating to the proposed merger may already have taken place and the outcome of the voting on the proposals in furtherance of the proposed merger may already be known. Information contained herein, where applicable, reflects circumstances both in the event that the proposed merger shall have been approved by the shareholders of both CHC and Analysts and consummated prior to the special meeting on September 22, 2005 and in the event that the proposed merger shall not have been approved.

        On July 27, 2005, CHC received a request from the Dissident Group to call a special meeting of the shareholders of CHC for the following purposes: (i) to remove all of the existing directors serving on the CHC board of directors without cause, (ii) to fix the number of directors constituting the CHC board of directors at five (5) directors and (iii) to elect five (5) directors nominees to be selected by the Dissident Group to fill the vacancies created by the removal of the current CHC directors. After advising the Dissident Group's counsel that the request was improper under CHC's bylaws, CHC received a second request on August 2, 2005, which request was proper based upon what was known at the time. The notice of special meeting provided herewith and this proxy statement are provided in connection with this special meeting called at the Dissident Group's request.

        The Dissident Group would have you believe that its actions are in the best interests of CHC and you, the CHC shareholders. Contrary to the implication raised by the name the Dissident Group calls itself, the CHC board believes that the Dissident Group is not interested in obtaining the full value of CHC for all of its shareholders and does not have the best long-term interests of our shareholders, employees, customers and businesses in mind. Although the Dissident Group is attempting to take control of your Company, they are not giving you, the CHC shareholders, any immediate value in return. They are not offering to buy your CHC shares or to pay a control premium. In addition, we believe they offer little in the way of an articulated credible strategy on how to improve your Company in order to return value to you in the future other than a list of generic initiatives and an intention to replace current directors with their own designees.

        In contrast, the existing CHC board has been and remains committed to maximizing value for all shareholders. Our strategy has been articulated and clear and our efforts in furtherance of that strategy are evidenced by the acquisition of RGII Technologies, Inc. and Automated Information Management, Inc. in recent years and our proposed acquisition of Analysts International Corporation through the proposed merger which is the subject of the September 2, 2005 special meeting of shareholders. While there can be no guarantee of success, we are committed to exploration of all possible means of maximizing shareholder value.

        For these reasons, the existing CHC board, your board, seeks your support. Your board recommends that you reject the proposals of the Dissident Group to remove the existing CHC board and strongly urges you to vote "AGAINST" Proposals 1 and 2 of the Dissident Group and "WITHHOLD AUTHORITY" for proposal 3. Please disregard the Dissident Group's BLUE proxy card. Instead, sign, date and return the enclosed WHITE proxy card TODAY using the accompanying pre-addressed, postage-paid envelope. If you have previously voted and returned a BLUE proxy card, you have the right to change your vote—simply sign, date and return the enclosed WHITE proxy card using the pre-addressed, postage-paid envelope provided. Only your latest dated proxy card will count.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

        The following are some questions that you may have regarding the matters being considered at the special meeting of shareholders as well as brief answers to those questions. CHC urges you to read the remainder of this proxy statement carefully because the information below does not provide all of the information that might be important to you.

Q:
When and where will the special meeting of the shareholders of CHC take place and who is entitled to vote at the meeting?

A:
The special meeting of CHC shareholders will take place on Thursday, September 22, 2005, at 10:00 a.m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP located at 2001 Route 46, Suite 202, Parsippany, New Jersey 07054. You may attend the special meeting of CHC and vote your shares in person, rather than completing, signing, dating and returning your proxy card but whether or not you intend to attend the special meeting, we urge you to complete, sign, date and return your proxy card TODAY. You may revoke the proxy at any time by completing another proxy card; only your latest dated proxy card will count.

CHC shareholders are entitled to vote at the special meeting if they owned shares of CHC common stock as of the close of business on September 12, 2005, the record date. On the record date, there were                        shares of CHC common stock entitled to vote at the special meeting. Shareholders will have one vote at the special meeting for each share of CHC common stock that they owned on the record date.

Q:
Why am I receiving this proxy statement?

A:
Pursuant to the terms of our bylaws, any shareholder or shareholders owning 10% or more of CHC's common stock has the right to request that a special meeting of the shareholders be called. A group of shareholders comprised of Crescendo Partners II, L.P., Series R, Crescendo Investments II, LLC, Eric Rosenfeld, F. Annette Scott Florida Trust, Richard L. Scott Florida Trust, Scott Family Florida Partnership Trust, Richard L. Scott and Stephen T. Braun calling themselves The Computer Horizons Full Value Committee (together, the "Dissident Group"), requested that a special meeting be called for the purposes of removing the existing CHC board of directors without cause, fixing the number of directors to comprise the board of directors at five (5) directors and electing five (5) new directors nominated by the Dissident Group to fill the vacancies created by removing the existing CHC directors.

The CHC board of directors opposes such proposals and it is in connection with its solicitation in opposition that you are receiving this proxy statement.

Q:
Why is the Dissident Group proposing the removal of the existing CHC board of directors and its other proposals?

A:
You will receive or you may have already received materials from the Dissident Group which contain allegations against the existing CHC board of directors intended to support the Dissident Group's position that the existing CHC board of directors should be removed without cause. The CHC board assures you that these allegations are baseless. The CHC board has strived in the past and currently continues to strive for the best interests of the shareholders and believes that the Dissident Group is solely looking to take control of CHC without providing CHC shareholders with any immediate value in return.

Q:
What do I need to do now?

A:
Please carefully read and consider the information contained in this proxy statement and vote your shares in any of the ways provided in this proxy statement.

Q:
How does the existing CHC board of directors recommend I vote?

A:
THE CHC BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES "AGAINST" PROPOSALS 1 AND 2 AND, IN THE EVENT THAT A VOTE UNDER PROPOSAL 3 [ELECTION OF NEW DIRECTORS] IS REQUIRED, THE BOARD RECOMMENDS THAT YOU "WITHHOLD AUTHORITY" ON THIS PROPOSAL.

Q:
What should I do with the BLUE proxy card I may receive from the Dissident Group?

A:
The CHC board recommends that you do nothing with the BLUE proxy card. The board recommends that you sign, date and return the WHITE proxy card. If you have already returned a BLUE proxy card, you can effectively revoke it by signing, dating and returning the WHITE proxy card.

Q:
What voting choices do I have?

A:
You may vote AGAINST, FOR or ABSTAIN on proposals 1 and 2. As to proposal 3 relating to the election of new directors, you may WITHHOLD AUTHORITY to vote for all of the Dissident Group's director nominees, WITHHOLD AUTHORITY to vote on some of the Dissident Group's director nominees or vote for all of the Dissident Group's director nominees. AGAIN, THE BOARD RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSALS 1 AND 2 AND THAT YOU "WITHHOLD AUTHORITY" ON PROPOSAL 3.

If you sign your WHITE proxy card but do not make any selections, you will give authority to William J. Murphy, our President and Chief Executive Officer, and Michael C. Caulfield, our General Counsel, to vote on the proposals. Messrs. Murphy and Caulfield intend to use that authority to vote "AGAINST" proposals 1 and 2 and "WITHHOLD AUTHORITY" on proposal 3.

Q:
How do I get admitted to the special meeting?

A:
Either an admission ticket or a brokerage statement or other proof of ownership of CHC common stock, as well as a form of personal identification, must be presented in order to be admitted to the special meeting. An admission ticket is provided with this proxy statement, but CHC shareholders may also request an admission ticket by contacting the Secretary of CHC in advance of the special meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Q:
How do I vote my shares?

A:
You may complete and mail the enclosed proxy card using the pre-addressed, postage paid envelope provided.

Q:
What happens if I do not vote or do not provide the broker or bank which holds my shares in "street name" with instructions on how to vote my shares?

A:
If you do not vote either in person or by proxy at the special meeting, your shares of CHC common stock will not be counted as present at the meeting for the purpose of determining the presence of a quorum for the meeting. If you affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be counted as a vote cast at the meeting. Therefore, your failure to vote or an abstention will not affect the voting results of the proposal to remove the directors without cause or the proposal to fix the number of directors comprising the board of directors.

Q:
May I change my vote?

A:
You may revoke your proxy at any time before it is voted at the applicable special meeting in several ways. You may send in a revised proxy dated later than the first proxy, you may vote in person at the meeting, you may notify the corporate secretary in writing prior to the meeting that you have revoked your proxy or you may vote again. Please note that the last vote received will be the vote counted.

Q:
Am I entitled to dissenters' rights?

A:
No. You will not be entitled to dissenters' rights in connection with any of the proposals to be considered at the special meeting.

Q:
If my shares are held in "street name" by my broker, will my broker, bank or nominee vote my shares for me on the proposals at the special meeting?

A:
No. The broker, bank or other nominee that holds your shares cannot vote upon shares at the special meeting unless you provide them with your instructions on how to vote your shares. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct such party to vote your shares.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you are a record holder of your shares of CHC common stock and your shares are registered in more than one name, you will receive more than one proxy card for the special meeting. If you hold your shares of CHC common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, you will receive materials from the Dissident Group as well as these materials. The existing CHC board of directors recommends that you vote the WHITE proxy card only; please complete, sign, date and return each WHITE proxy card and voting instruction card.

Q:
What constitutes a quorum?

A:
A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes and votes withheld from director nominees are included in the count to determine a quorum.

Q:
What vote is required by CHC shareholders in connection with each proposal?

A:
The Dissident Group cannot remove the existing CHC board of directors without cause unless the removal is approved by the affirmative vote of the holders of a majority of the shares of CHC common stock represented and voting at the CHC special meeting, assuming a quorum is present. If the number of affirmative votes required to approve proposal 1 and remove the directors is not received, the other proposals will not be voted on. If the number of votes required to approve proposal 1 and remove the directors is received, the affirmative vote of the holders of a majority of the shares of CHC common stock represented and voting at the special meeting, assuming a quorum is present is needed to approve proposal 2, the fixing of the board at five (5) directors. A plurality of the votes cast (i.e. the directors receiving the highest number of votes cast in favor of their election will be elected as directors) is required under proposal 3 as to the election of new directors.

Q:
Who will count the votes?

A:
CHC has retained IVS Associates, Inc. to tabulate the votes and act as independent Inspector of Election.

Q:
How do I submit shareholder proposals and nominations for the 2006 Annual Meeting?

A:
If a shareholder wants to submit a proposal for inclusion in CHC's proxy material for the 2006 annual meeting, it must be received by the Secretary no later than December 9, 2005. Proxies solicited by the Board of directors for the 2006 Annual Meeting may be voted at the discretion of the persons named in such proxies or their substitutes with respect to any shareholder proposal not included in CHC's proxy statement if CHC does not receive notice of such proposal on or before March 1, 2006.

Q:
How will proxies for the special meeting be solicited?

A:
Proxies may be solicited, without additional compensation, by directors, officers or employees of CHC by mail, telephone, telegram, by email, in person or otherwise. Appendix I to this proxy statement sets forth certain information relating to CHC's directors, officers and other employees of CHC who will be soliciting proxies on our behalf. In addition, we have retained Morrow & Co. Inc., 445 Park Avenue, 5th Floor, New York, New York 10022, to assist in soliciting proxies. We will pay Morrow & Co., Inc. a fee expected not to exceed [$            ], plus out-of-pocket expenses.

Q:
Who will bear the cost of soliciting proxies?

A:
We will bear our costs of the solicitation of proxies, which may include the cost of preparing, printing and mailing the proxy materials. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to forward our proxy materials to the beneficial owners of CHC common stock and obtain their voting instructions. We will reimburse those firms for their expenses in accordance with the rules of the SEC and the Nasdaq Stock Market. Costs of this solicitation of proxies are currently estimated to be approximately [$            ]. We estimate that through the date hereof, our expenses in connection with this solicitation are approximately [$            ].

Q:
Who should I call with questions?

A:
If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy, you should contact:

Computer Horizons Corp. 49 Old Bloomfield Avenue Mountain Lakes, New Jersey 07046-1495 Attn: Investor Relations Telephone: (973) 299-4000 ext. 1111	OR	Morrow & Co., Inc. 445 Park Avenue, 5th Floor New York, New York 10022 call toll-free: (800)607-0088 chc.info@morrowco.com Banks and brokerage firms please call (800)654-2468

PROPOSALS TO BE VOTED ON

Proposal 1—REMOVAL OF CHC'S DIRECTORS WITHOUT CAUSE

        The Dissident Group proposes to remove, without cause, all persons currently serving as directors of CHC. All of such individuals were re-elected as members of the CHC board by a significant majority of the shares voting at the CHC annual meeting of shareholders held on May 18, 2005, some four weeks after the Company announced its proposed merger with Analysts International Corporation

Name	Current Position
Earl L. Mason	Chairman of the Board, Director
William J. Murphy	President and Chief Executive Officer, Director
William M. Duncan	Director
Eric P. Edelstein	Director
William M. Marino	Director
L. White Matthews	Director
Edward Obuchowski	Director

        For information about these individuals, please see the section entitled "Board of Directors" beginning on page 12.

        In the event that the special meeting relating to our proposed merger with Analysts International Corporation scheduled for September 2, 2005 shall have taken place by the time you receive these materials and the proposals to be voted on at that special meeting regarding the proposed merger shall have been approved and the merger has been consummated, then the following directors shall be the existing CHC directors:

Name	Current Position
Earl L. Mason	Co-Chairman of the Board, Director
Michael J. LaVelle	Co-Chairman of the Board, Director
William J. Murphy	Chief Executive Officer, Director
Willard W. Brittain	Director
Krzysztof K. Burhardt	Director
William M. Duncan	Director
Eric P. Edelstein	Director
Michael B. Esstman	Director
Margaret A. Loftus	Director
William M. Marino	Director

        If Proposal 1 is approved, none of the current members of the CHC board will be candidates for election. Accordingly, the existing CHC board is not soliciting proxies for the election of new directors. The CHC board is focusing its efforts on soliciting proxies "AGAINST" Proposal 1. We believe that the removal of the existing CHC board of directors would not be in the best interests of all of the CHC shareholders and would jeopardize the value of CHC shareholders investments in CHC. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL ON THE WHITE PROXY CARD.

Proposal 2—FIXING THE NUMBER OF MEMBERS COMPRISING THE BOARD AT FIVE MEMBERS

        If Proposal 1 is approved, the Dissident Group proposes to fix the number of members comprising the CHC board at five members. This proposal is intended to ensure that, if elected as directors, the Dissident Group's nominees will constitute the entire board of directors of CHC. THIS PROPOSAL WOULD FACILITATE THE DISSIDENT GROUP'S PLAN TO TAKE CONTROL OF YOUR

COMPANY. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL ON THE WHITE PROXY CARD.

Proposal 3—ELECTION OF DIRECTORS

        In its attempt to take control of the CHC board of directors and of CHC, the Dissident Group is seeking to elect its own slate of five nominees to replace the existing board of directors (re-elected by the CHC shareholders only four months ago or, if the proposed merger with Analysts International Corporation shall have been approved, appointed as a result of the merger as disclosed to you in our materials relating to the proposed merger) if Proposals 1 and 2 are approved by the CHC shareholders and the incumbent board is removed. In the event that either Proposal 1 or 2 is not passed there will be no election of directors at the special meeting. THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE DISSIDENT GROUP'S NOMINEES WOULD NOT BE IN THE BEST INTERESTS OF ALL OF CHC'S SHAREHOLDERS AND URGES YOU TO "WITHHOLD AUTHORITY" ON PROPOSAL 3.

THE BOARD OF DIRECTORS

        The following table sets forth certain information regarding the existing members of the CHC board of directors on August 19, 2005:

Director	Director's Age	Director Since
William M. Duncan(1)(2)	66	1999

From 1992 until his retirement in 2004, Mr. Duncan served as a Senior Vice President of JPMorgan Chase Bank. Currently, Mr. Duncan is the Director of International Studies at Stony Brook University, New York.
Eric P. Edelstein(1)(2)(3)	55	2003

Mr. Edelstein served in various capacities with Arthur Andersen LLP from September 1972 until his retirement in August 2002, most recently as Managing Partner of the Business Consulting Practice. Currently, Mr. Edelstein is an Executive Vice President and Chief Financial Officer of Griffon Corporation, a leading manufacturer of building products and laminated specialty plastic films used in the healthcare industrial market. Mr. Edelstein is a director and a member of the Audit Committee of Valley National Bank.
William J. Marino(1)(2)	61	2002

Mr. Marino has been President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey since January 1994. Mr. Marino is a director of Sealed Air Corporation and a member of its Compensation Committee.
Earl L. Mason(1)(2)(3)	58	1999

From 1999 until his retirement in 2000, Mr. Mason was President and Chief Executive Officer of Alliant Exchange Inc., a national food distributor. From 1996 to 1999, Mr. Mason was Senior Vice President and Chief Financial Officer of Compaq Computer Corp. Mr. Mason is a director of EMJ Metals and the Chairman of its Audit Committee.
William J. Murphy	61	1999
Mr. Murphy has been President and Chief Executive Officer of CHC since March 2003; and, prior to that, he was Chief Financial Officer of CHC from January 1997 to March 2003.
L. White Matthews III(1)(2)	59	2004

From July 2000 until his retirement in September 2002, Mr. Matthews was Executive Vice President, Chief Financial Officer and a member of the board of directors of Ecolab, Inc., a manufacturer and marketer of cleaning and sanitizing products and services. From 1977 to 1998, he served in various capacities with Union Pacific Corporation, including Executive Vice President-Finance and Chief Financial Officer from 1988 to 1998 and as a member of the board of directors from 1994 to 1998. Mr. Matthews is a director and serves on the Audit Committee of Imitation, Inc. In addition, he is a director and Audit Committee Chairman of Matrixx Initiatives, Inc. and a director of Mercantile Funds, Inc. and Ceridian Corporation.

Edward J. Obuchowski(1)(3)	59	2004

From December 1999 until his retirement in February 2002, Mr. Obuchowski was Senior Vice President and Chief Information Officer of Alliant Exchange Inc., a national food distributor. From February 1998 until December 1999, Mr. Obuchowski was Vice President Internal Audit of Compaq Computer Corp.

(1)
Member of the Corporate Governance/Nominating Committee

(2)
Member of the Compensation Committee

(3)
Member of the Audit Committee

        The following table sets forth certain information concerning the individuals who may be the existing CHC board of directors if the proposals relating to the proposed merger shall have been approved and the merger has been consummated:

Director	Director's Age	Director Since
Willard W. Brittain	57	2005

Mr. Brittain served in various capacities including Chief Operating Officer, with PwC Consulting and PricewaterhouseCoopers LLP for 28 years prior to his retirement in 2002. Since 2002, Mr. Brittain has served as the Chairman & Chief Executive Officer of Professional Resources on Demand, a flexible staffing and executive search company. Mr. Brittan is also on the Boards of Directors of the National Urban League and the New York City YMCA.
Krzysztof K. Burhardt	63	2002

From 1995 to 1998, Mr. Burhardt was Vice President and Chief Technology Officer at Imation Corporation. He was Vice President, Honeywell Technology Center at Honeywell, Inc. from May 1998 to June 1999 and later Vice President Technology at Honeywell International from June 1999 to August 2000. Mr. Burhardt is currently a Partner at Clotho & Associates, a firm specializing in the identification of technical and business ventures.
William M. Duncan	66	1999

From 1992 until his retirement in 2004, Mr. Duncan served as a Senior Vice President of JPMorgan Chase Bank. Currently, Mr. Duncan is the Director of International Studies at Stony Brook University, New York.
Eric P. Edelstein	55	2003

Mr. Edelstein served in various capacities with Arthur Andersen LLP from September 1972 until his retirement in August 2002, most recently as Managing Partner of the Business Consulting Practice. Currently, Mr. Edelstein is an Executive Vice President and Chief Financial Officer of Griffon Corporation, a leading manufacturer of building products and laminated specialty plastic films used in the healthcare industrial market. Mr. Edelstein is a director and a member of the Audit Committee of Valley National Bank.

Michael B. Esstman	58	2002

Mr. Esstman was Executive Vice President, Customer Segments, GTE Domestic Telephone Operations from 1995 to 1997. Mr. Esstman is general partner of Esstman Investments, Ltd., and a retired Senior Vice President, GTE International Telecom Services, GTE Corporation.
Michael J. LaVelle	65	2000

Mr. LaVelle has been employed by Analysts International Corporation since 1989. He served as Analysts' Southern Region Vice President and Senior Vice President of Operations and President and Chief Operating Officer prior to being named President and Chief Executive Officer in 2002. Since June 2004, Mr. LaVelle has served as Analysts' CEO and Chairman of the Board of Directors.
Margaret A. Loftus	61	1993

Ms. Loftus is a principal in Loftus Brown-Wescott, Inc., business consultants, and also served as Vice President-Software for Cray Research, Inc. She is a director of Datalink Corporation and is Board Chair of Unimax Systems Corporation.
William J. Marino	61	2002

Mr. Marino has been President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey since January 1994. Mr. Marino is a director of Sealed Air Corporation and a member of its Compensation Committee.
Earl L. Mason	58	1999

From 1999 until his retirement in 2000, Mr. Mason was President and Chief Executive Officer of Alliant Exchange Inc., a national food distributor. From 1996 to 1999, Mr. Mason was Senior Vice President and Chief Financial Officer of Compaq Computer Corp. Mr. Mason is a director of EMJ Metals and the Chairman of its Audit Committee.
William J. Murphy	61	1999
Mr. Murphy has been President and Chief Executive Officer of CHC since March 2003; and, prior to that, he was Chief Financial Officer of CHC from January 1997 to March 2003.

        The current board has served on the CHC board for a cumulative 25 years and, if the merger has been approved, the combined company board members have cumulative years of service to the constituent companies of 46 years.

Executive Officers of the Company

        The following table sets forth certain information with respect to the executive officers of the Company. All the positions listed are or were held by such officers with the Company as of August 19, 2005.

NAME	AGE	TITLE	PERIOD POSITION HELD
William J. Murphy	61	President and CEO Director Executive Vice President and Chief Financial Officer	2003–Present 1999–Present 1997–2003
Michael J. Shea	45	Chief Financial Officer Vice President Controller	2003–Present 1996–Present 1995–2003
John E. Ferdinandi	34	Corporate Controller	2004–Present

        The following table sets forth certain information with respect to the executive officers of the Company in the event that the proposals relating to the proposed merger have been approved and the proposed merger has been consummated:

NAME	AGE	TITLE	PERIOD POSITION HELD
William J. Murphy	61	President and CEO Director Executive Vice President and Chief Financial Officer	2003–Present 1999–Present 1997–2003
Jeffrey P. Baker	42	President and Chief Operating Officer	2005
David J. Steichen	41	Chief Financial Officer	2005
Michael J. Shea	45	Controller (combined company) Chief Financial Officer Vice President Controller	2005 2003–2005 1996–2005 1995–2003

CORPORATE GOVERNANCE

        Our board of directors and senior management have adopted and adhered to corporate governance practices that we believe maximize shareholder value in a manner consistent with the highest standards of integrity. We continually review and update our governance practices based on the standards of the National Association of Securities Dealers, legal requirements, SEC regulations and best practices recommended by governance authorities.

        Several of our significant corporate governance practices include:

  •
  Our board has determined that six of the seven directors currently serving on the board are "independent directors" as defined under the listing standards of the National Association of Securities Dealers.

  •
  All members of the Audit Committee, Governance/Nominating Committee and Compensation Committee are independent.

  •
  Our independent directors meet at each regularly scheduled meeting without the presence of management.

  •
  Our Internal Audit department and independent outside auditors meet privately with the Audit Committee at all scheduled meetings.

  •
  We continually review and assess our Company Code of Business Conduct and Ethics, with a hotline available to all employees to anonymously report concerns related to accounting, internal accounting controls or auditing matters.

        We have made available on our website CHC's Corporate Governance Guidelines and Code of Business Conduct and Ethics at www.computerhorizons.com.

Meeting Attendance

        The CHC board of directors is currently comprised of seven members as of August 19, 2005 and, in the event that the proposals relating to the proposed merger shall have been approved and the merger has been consummated, the CHC board of directors is comprised of ten members. The board held twelve meetings and the standing committees held twenty-four meetings in 2004. Each director attended at least 75% of the meetings of the board held in 2004 and meetings held by all committees of the board on which such director served during the period that the director so served in 2004.

        Directors are expected to attend CHC's annual meeting of shareholders each year. Five of the seven directors serving on the board at the time of CHC's 2004 annual meeting of shareholders attended that meeting.

Board Independence

        The CHC board of directors has reviewed the independence of each director under the listing standards of the National Association of Securities Dealers. Based upon its review, the CHC board has determined that six of the seven directors currently serving on the board are "independent directors" as defined under the listing standards of the National Association of Securities Dealers and Messrs. Edelstein, Mason and Obuchowski also meet the additional independence standards for Audit Committee members.

        In the event that the proposals relating to the proposed merger shall have been approved and the merger has been consummated the CHC board of directors is comprised of ten directors, eight of whom are "independent directors" as defined under the listing standards of the National Association of Securities Dealers.

Communications with the Board of Directors

        Shareholders may communicate with the board by writing to the Secretary of the Company at Computer Horizons Corp., c/o the Board of Directors (or, at the shareholder's option, c/o Earl L. Mason, Chairman of the Board), 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046. The Secretary will ensure that this communication (assuming it is properly marked c/o of the Board of Directors or c/o Earl L. Mason, Chairman of the Board) is delivered to the board or the specified director as the case may be.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        CHC committed to sound corporate governance principles as such principles are essential to the reputation of CHC and to the ethical conduct of its business and its relationship with others both inside and outside of the Company. CHC has adopted Corporate Governance Guidelines as the formal codification of certain corporate governance practices developed by the board of directors over the

Company's history as well as new practices to be implemented to help the board to fulfill its responsibilities to shareholders. The Company has also adopted a Code of Business Conduct and Ethics applicable to its employees, officers and directors. CHC's Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company's web site at www.computerhorizons.com.

Committees of the Board

        The CHC board of directors has three standing committees: an Audit Committee, a Corporate Governance/Nominating Committee and a Compensation Committee. The CHC board has adopted, and may amend from time to time, a written charter for each of these committees. CHC makes available on its web site at www.computerhorizons.com, copies of each of these charters. CHC is not including the information contained on or available through its web site as a part of, or incorporation of such information by reference into, this proxy statement.

        What follows is a description of each committee, its members and its responsibilities. In the event that the proposals relating to the proposed merger shall have been approved and the merger has been consummated, the individuals comprising each of the committees have changed by appointment of new individuals by the new (post-merger) standing board but such appointments were not known at the date of this proxy statement. As such, the information relating to committee membership below is as of August 19, 2005.

Audit Committee

        The Audit Committee presently is comprised of Eric Edelstein (Chair), Earl Mason and Edward Obuchowski. The CHC board of directors has reviewed the qualifications of each member of the Audit Committee and has determined that each member is "independent" under the current listing standards of the National Association of Securities Dealers applicable to Audit Committee members. The CHC board has further determined, in its business judgment, that each member of the Audit Committee is financially literate and that Mr. Edelstein qualifies as an "audit committee financial expert" as defined by applicable rules promulgated by the Securities and Exchange Commission. The Audit Committee met fourteen times in 2004. The CHC board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. A copy of this charter is available at the Company's web site www.computerhorizons.com.

        As set forth in the Audit Committee charter, the Audit Committee has responsibility for assisting the board in, among other things, overseeing: the integrity of CHC's financial statements, CHC's compliance with legal and regulatory requirements, the qualification, independence and performance of the independent auditors and the performance of CHC's internal audit function. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the Securities and Exchange Commission. The Committee's functions include: review and evaluation of the qualifications and performance of the independent auditor including, appointment and replacement of the independent auditor, compensation and supervision of the independent auditor and pre-approval of all audit services and permitted non-audit services; review and discussion with management and the independent auditor of interim and annual financial statements and related management's discussion and analysis and related releases to the public of such information; oversight of the internal audit function including evaluation of performance, budget and staffing; review with management and the internal auditors the adequacy of CHC's financial reporting systems and business process controls; review of significant complaints regarding accounting, internal accounting controls or auditing matters; and review and reassessment of the Code of Business Conduct and Ethics.

Corporate Governance/Nominating Committee

        The Corporate Governance/Nominating Committee currently is comprised of Messrs. Duncan, Edelstein, Marino (Chair), Mason, Obuchowski and Matthews. The CHC board of directors has determined that all of the members are "independent" under the current listing standards of the National Association of Securities Dealers. The Corporate Governance/Nominating Committee met six times in 2004. The CHC board of directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. A copy of this charter is available at CHC's web site www.computerhorizons.com.

        As set forth in the Corporate Governance/Nominating Committee charter, the Corporate Governance/ Nominating Committee has responsibility for assisting the board in, among other things, effecting board organization, membership and function including identifying qualified board nominees; effecting the organization, membership and function of board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. CHC's Corporate Governance Guidelines outline the criteria utilized by the Corporate Governance/Nominating Committee in evaluating Board candidates' qualifications and is available on CHC's website www.computerhorizons.com.

        At a minimum, each director should:

  •
  be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

  •
  be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of a director's responsibilities;

  •
  be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and board committee member (including developing and maintaining sufficient knowledge of the Company and its industry, reviewing and analyzing reports and other information important to board and committee responsibilities, preparing for, attending and participating in board and committee meetings and satisfying appropriate orientation and continuing education guidelines); and

  •
  have the capacity and desire to represent the balance, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

        In addition, the Corporate Governance/Nominating Committee believes that specific criteria should:

  •
  take into account any particular needs of the Company based on its business, size, ownership, growth objectives, community, customers and other characteristics and will need to be adjusted and refocused as these Company characteristics change and evolve;

  •
  prepare at least annually a list of any specific criteria so identified that are not adequately represented on the Board and, when practical, the Corporate Governance/Nominating Committee should indicate the most significant deficiencies that should be given the highest priority in recruiting new director candidates possessing the missing criteria.

        Shareholders wishing to recommend a candidate for consideration by the Corporate Governance/ Nominating Committee may do so by writing to the Secretary, Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495 by the date specified elsewhere in this proxy statement. Recommendations should include (a) the qualifications of the proposed nominee, (b) the principal occupations and employment of the proposed nominee during the past five years, (c) each directorship currently held by the proposed nominee, (d) a statement from the proposed nominee that he or she has consented to the submission of the recommendation, and (e) a representation that the shareholder nominating the candidate is a holder of CHC's stock entitled to vote at the meeting.

Compensation Committee

        The Compensation Committee currently is comprised of Messrs. Duncan (Chair), Edelstein, Marino, Mason and Matthews. The CHC board of directors has determined that all of the members are "independent" under the current listing standards of the National Association of Securities Dealers. The Compensation Committee met four times in 2004. The CHC board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. A copy of this charter is available at CHC's web site www.computerhorizons.com.

        As set forth in the Compensation Committee charter, the Compensation Committee has responsibility for assisting the board in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of CHC; assuring that the executive officers are compensated effectively in a manner consistent with the stated compensation strategy of CHC; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the Securities and Exchange Commission; periodically evaluating the terms and administration of CHC's incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to directors and executive officers of CHC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table presents certain information with respect to the beneficial ownership of shares of CHC's common stock (its only class of voting securities) on August 19, 2005 (except as noted otherwise), by (a) persons owning more than 5% of such shares, (b) each director, (c) the named executive officers identified in the Summary Compensation Table, and (d) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares shown as being owned by such person.

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)(2) as of August 19, 2005		Percent of Class
William J. Murphy 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	241,476		(3)
Michael J. Shea 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	144,948		(3)
John E. Ferdinandi 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	1,667		(3)
William M. Duncan 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	75,000		(3)
Earl L. Mason 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	100,000		(3)
William J. Marino 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	47,200		(3)
Eric P. Edelstein 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	25,000		(3)
L. White Matthews, III 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	23,000		(3)
Edward J. Obuchowski 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	25,000		(3)
All directors and executive officers as a group (nine persons)	683,291	(4)	2.20%
Dimensional Fund Advisors, Inc 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,957,883	(5)	6.25%

Royce and Associates, LLC 1414 Avenue of the Americas New York, NY 10019	2,606,600	(6)	8.32%
Group comprised of	3,226,600	(7)	10.3%
Crescendo Partners, II, L.P., Series R
Crescendo Investments II, LLC
Eric Rosenfeld
10 East 53rd Street, 35th Floor
New York, NY 10022
F. Annette Scott Florida Trust
Richard L. Scott Florida Trust
Scott Family Florida Partnership Trust
Richard L. Scott
700 11th Street S, Suite 101
Naples, FL 34102
Stephen T. Braun
c/o Boult Cummings Conners & Berry, PLC
1600 Division Street, Suite 700
Nashville, TN 37203
The Computer Horizons Full Value Committee

(1)
Except as otherwise indicated, each person possesses sole voting and investment power over the shares shown above. Includes shares that can be purchased by exercising options which were exercisable, or can be exercised within 60 days of, the record date.

(2)
Includes 340,159 shares issuable upon exercise of options to purchase CHC common stock as follows: Murphy, 203,867; Shea, 131,292; Ferdinandi, 5,000; Duncan, 70,000; Mason, 60,000; Marino, 40,000; Edelstein, 20,000; Matthews, 20,000; Obuchowski, 20,000.

(3)
Less than 1%.

(4)
Includes all shares issuable upon exercise of options to purchase CHC common stock included in note 2.

(5)
As reported in its Schedule 13G, dated February 9, 2005, Dimensional Fund Advisors, Inc. has sole voting and dispositive power over 1,957,883 shares of CHC common stock with no shared voting power or shared dispositive power.

(6)
As reported in its Schedule 13G, dated January 24, 2005, Royce and Associates, LLC has sole voting and dispositive power over 2,606,600 shares of CHC common stock with no shared voting power or shared dispositive power.

(7)
As reported in its Schedule 13D, dated July 22, 2005, a group comprised of Crescendo Partners II, L.P., Series R, Crescendo Investments II, LLC, Eric Rosenfeld, F. Annette Scott Florida Trust, Richard L. Scott Florida Trust, Scott Family Florida Partnership Trust, Richard L. Scott, Stephen T. Braun and the Computer Horizons Full Value Committee stated that as of July 22, 2005 the group has beneficial ownership of 10.3% of CHC common stock with each of Crescendo Partners II, L.P., Series R and Crescendo Investments II, LLC and Eric Rosenfeld having sole voting and dispositive power over 2,401,600 shares of CHC common stock; each of F. Annette Scott Florida Trust and

  Richard L. Scott having sole voting and dispositive power over 333,996 shares of CHC common stock; Richard L. Scott Florida Trust having sole voting and dispositive power over 305,481 shares of CHC common stock; Scott Family Florida Partnership Trust having sole voting and dispositive power over 185,523 shares of CHC common stock; Stephen T. Braun having sole voting and dispositive power over 491,004 shares of CHC common stock and the Computer Horizons Full Value Committee having sole voting and dispositive power over 3,226,600 shares of CHC common stock.

CHANGE OF CONTROL PROVISIONS

        In the event that the Dissident Group's proposals are approved and its nominees are elected, the following change of control obligations will be triggered:

        CHC is a party to non-qualified supplemental executive retirement benefit agreements ("SERPs") which contain change of control provisions with eleven of its employees. In addition, CHC is a party to employment agreements which contain change of control provisions with sixteen employees some of whom are also parties to SERPs. The change of control provisions contained in these agreements require the payment of specified amounts to the individuals who are party to them upon the occurrence of any event constituting a change of control of CHC or at some later date (in the case of some of the employment agreements).

        Under these agreements, various events may constitute a change of control including, when, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the board of directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this clause. As such, removal of the entire CHC board would constitute a change of control under these agreements.

        Pursuant to the SERPs, the change of control costs which would be sustained by CHC upon the removal of the board would be approximately $9.75 million. Additionally, CHC would sustain change of control costs of approximately $4.37 million under applicable employment agreements. The time at which such change of control payments are due is subject to the individual terms of the various agreements and, in the case of the SERPs and some of the employment agreements, shortly after the event constituting the change of control.

        Furthermore, in the event that the proposals relating to the proposed merger shall have been approved and the merger has been consummated certain payments will be triggered under agreements to which Analysts is a party. Analysts is a party to change of control agreements with nine of its employees, six of whom waived the effect of such agreements in connection with the proposed merger. Under these six agreements, change of control is defined to include, among other things, the situation where the directors of Analysts (or a company that controls Analysts, which, upon consummation of the proposed merger would be CHC) on the date of these agreements (the "Continuity Directors") cease for any reason to constitute at least a majority of the board of Analysts or the company which controls Analysts (which, upon consummation of the proposed merger would be CHC). The term Continuity Director includes an individual who subsequently becomes a member of the board of Analysts and whose election or nomination for election was approved by at least a majority of the Continuity Directors. Under this definition of change of control, the removal of the entire CHC board would constitute a change of control under these agreements and, as a result CHC would sustain additional change of control costs of approximately $9.36 million.

        Accordingly, in the event that the proposed merger shall have been approved and consummated, the costs associated with a change of control of CHC by reason of removal of all of the existing directors would be approximately $23.48 million.

        In the event that the Dissident Group's proposals are approved and its nominees are elected, the equity based compensation will vest under the Company's equity incentive plans:

        Upon election of the Dissident Group's nominees to the board, all outstanding unvested stock options issued under the Company's various equity incentive plans shall vest and become immediately exercisable. As of August 19, 2005, there was an aggregate of 151,050 unvested stock options.

        CHC's equity based compensation plans each define a change of control to include the occurrence of the event where a majority of CHC's board of directors are not persons who were directors at the time of the plan's adoption subject to certain exceptions. In the event that the Dissident Group's Proposal 3 is approved by the shareholders at the special meeting, the Dissident Group's nominees will have been elected without the approval of the current board and a change of control will be deemed to have occurred.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by CHC for the fiscal years indicated, to the Chief Executive Officer and to each of CHC's other executive officers (together, the "named executive officers"), as of December 31, 2004.

SUMMARY COMPENSATION TABLE
as of December 31

Long-Term Compensation
	Annual Compensation					Awards		Payouts
	Year	Salary	Bonus(1)		Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/ SARs	LTIP Payments	All Other Compensation(2)
William J. Murphy President and Chief Executive Officer	2004 2003 2002	$365,000 290,000 290,000	$	— 75,000 —	— — —	— — —	39,434 78,867 75,000	— — —	$17,380 16,180 16,580
Michael J. Shea Chief Financial Officer	2004 2003 2002	$220,000 150,000 150,000	$	— 40,000 —	— — —	— — —	20,646 71,292 30,000	— — —	$6,905 7,980 7,980
John E. Ferdinandi Controller (3)	2004 2003 2002	$42,000 — —		— — —	— — —	— — —	5,000 — —	— — —	$15,000 — —

(1)
In connection with their appointments to President and CEO, and Chief Financial Officer, respectively, Mr. Murphy and Mr. Shea were awarded one-time retention bonuses in 2003. The awards of $75,000 and $40,000 to Mr. Murphy and Mr. Shea, respectively, would be returned to CHC in the event of voluntary termination from CHC within the first twelve months of their appointments.

(2)
CHC paid the premiums on a $150,000 term life insurance policy for both Mr. Murphy and Mr. Shea. Under each such insurance policy, the insured has the right to designate the beneficiaries. CHC maintains a defined contribution (401K) savings plan and contributes $.50 for every dollar contributed by all participating employees up to 4% of each employee's salary deferral.

CHC has non-qualified supplemental retirement benefit agreements with Messrs. Murphy and Shea. Under their agreements, Messrs. Murphy and Shea will be entitled to receive $1,000,000 each, upon retirement from CHC at age 65. If Mr. Murphy or Mr. Shea retires from continuous employment with CHC prior to age 65 as a result of total and permanent disability, he will be deemed to have continuously employed by CHC until age 65 for purposes of his agreement. If Mr. Murphy or Mr. Shea terminates his employment with CHC prior to reaching age 65, other than as a result of death or total and permanent disability, he will be entitled to receive, upon reaching age 65, a retirement benefit based on accrual and vesting formulas set forth in his respective agreement. Had either Mr. Murphy or Mr. Shea terminated his employment as of the date of this Proxy Statement, Mr. Murphy's accrued and vested benefit would be $448,900 and Mr. Shea's accrued and vested benefit would be $120,000. If Mr. Murphy or Mr. Shea were to die prior to age 65, while still in the employ of CHC, his beneficiaries would be entitled to receive a lump sum benefit equal to the greater of his accrued and vested benefit or $500,000. Benefits payable upon retirement may be paid in a lump sum or in annual installments at the discretion of the beneficiary. In the event that a Change of Control occurs, Mr. Murphy's and Mr. Shea's entitlements will immediately vest and become payable.

Messrs. Murphy and Shea were also entitled to an auto allowance of $12,000 and $4,800, respectively, for the years of 2003 and 2004.

Mr. Ferdinandi received a payment of $15,000 in order to induce him to enter into CHC's employment.

(3)
Mr. Ferdinandi's employment began in September, 2004. He has an employment agreement with CHC, which automatically renews (unless terminated by either party) each September. The Agreement provides for an annual salary at the current rate of $125,000, plus severance pay in the event of termination of employment by CHC.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2004
				Exercise Price	Expiration Date
						5%	10%
William J. Murphy	—		—	—	—	—	—
Michael J. Shea	—		—	—	—	—	—
John E. Ferdinandi	5,000	(1)	2.43%	$4.05	9/8/2009	5,595	12,363

(1)
Such options for John E. Ferdinandi were granted at commencement of employment in September 2004 with an exercise price of $4.05 at the grant date.

        Pursuant to the terms of the option grants, upon exercise of such options, if the optionee, while employed by CHC, desires to sell any shares acquired upon exercise of such options, the optionee must first offer such shares to CHC at their then fair market value. Mr. Ferdinandi's award of 5,000 options becomes exercisable over a period of three years.

        Prior to the adoption of FIN 44 and the Sarbanes-Oxley Act of 2002, certain officers had the right to borrow from CHC against the exercise price of options exercised. As of December 31, 2004 and 2003, total outstanding borrowings pertaining to Mr. Shea, amounted to $100,000 which borrowings occurred in 1999.

        The following table sets forth certain information concerning stock options exercised in 2004 or held as of the end of the year, by the named executive officers. Such options were granted under CHC's 1994 Incentive Stock Option and Appreciation Plans, and 2004 Omnibus Incentive Compensation Plan. No stock appreciation rights have been granted under either Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND DECEMBER 31, 2004 OPTION VALUES

			Number of Unexercised Options at 12/31/04			Value of Unexercised In-the-Money Options at 12/31/04
Name	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable		Exercisable	Unexercisable
William J. Murphy	—	—	164,433	39,434		$117,845	$—	(3)
Michael J. Shea	—	—	110,646	20,646		$44,548	$—	(3)
John E. Ferdinandi	—	—	—	5,000	(2)	$—	$—	(3)

(1)
Value realized is defined by the Securities and Exchange Commission as the difference between the market value, on date of exercise, of shares acquired and the exercise price of the options exercised.

(2)
Such options for John E. Ferdinandi were granted at commencement of employment in September 2004 with an exercise price of $4.05 at the grant date.

(3)
The value in-the-money was based on the market price of the shares at December 31, 2004, which was lower than the option price.

        The following table summarizes information about CHC's equity compensation plans as of December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))

	(a)		(b)	(c)

Equity compensation plans approved by security holders	3,656,000		$4.23	3,478,000	(1)

Equity compensation plans not approved by security holders	150,001	(2)	$3.89	-0-

Total	3,806,001		$4.22	3,478,000

(1)
Consists of 3,294,000 shares of CHC's common stock reserved under the 2004 Omnibus Incentive Compensation Plan and 184,000 shares of CHC's common stock reserved under the Company's 1991 Directors' Stock Option Plan.

(2)
Consists of warrants issued to Mr. Cassese in connection with his April 2003 severance agreement with CHC.

Employment Agreements

        Mr. Murphy is party to an employment agreement with CHC, which automatically renews (unless terminated by either party) each January. The agreement provides, among other things, for an annual salary at the current rate of $365,000, with such increases and bonuses, if any, as the Board of directors may determine, together with participation in all benefit plans in which members of CHC's senior management generally are entitled to participate. The agreement also provides that, if a Change of

Control occurs and thereafter Mr. Murphy either continues to be employed by CHC through the end of the contract term or his employment is terminated by CHC other than for cause or disability (as such terms are defined in the agreement) or Mr. Murphy terminates his employment for good reason (as defined in the agreement), then Mr. Murphy shall be entitled to receive a lump sum equal to two times his current base salary and highest bonus (subject to reduction to avoid excise or other taxes) earned during his employment with CHC, as well as continued benefits under CHC's benefit plans.

        Mr. Shea has an employment agreement with CHC, which automatically renews (unless terminated by either party) each March. The agreement provides for an annual salary at the current rate of $220,000, plus severance pay in the event of termination of employment by CHC. The agreement also provides that, if a Change of Control occurs and thereafter Mr. Shea either continues to be employed by CHC through the end of the contract term or his employment is terminated by CHC other than for cause or disability (as such terms are defined in the agreement) or Mr. Shea terminates his employment for good reason (as defined in the agreement), then Mr. Shea shall be entitled to receive a lump sum equal to two times his current base salary and highest bonus (subject to reduction to avoid excise or other taxes) earned during his employment with CHC, as well as continued benefits under CHC's benefit plans.

        Mr. Ferdinandi has an employment agreement with CHC, which automatically renews (unless terminated by either party) each September. The agreement provides for an annual salary at the current rate of $125,000, plus severance pay in the event of termination of employment by CHC.

COMPENSATION COMMITTEE REPORT

Compensation Policies

        The Compensation Committee (the "Committee") of the board of directors consists of five non-employee directors. The Committee is responsible for developing policies and making specific recommendations to the board of directors with respect to the compensation of CHC's executive officers. The goal of these policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees.

        To help achieve this, the Committee, among other things, considers the chief executive officer's recommendations with respect to other executive officers, evaluates CHC's performance both in terms of current achievements and significant initiatives with long-term implications, assesses the contributions of individual executives, and compares compensation levels with those of other leading companies in similar or related industries.

Fiscal 2004 Compensation

        The compensation package for executives is generally made up of three components:

  •
  Base salary

  •
  Performance-based bonus compensation; and

  •
  Long-term incentive compensation in the form of stock options.

        Base Salary.    The Committee endeavors to set base salaries at levels comparable to the amounts paid to executives with similar qualifications, experience and responsibilities at other technology companies. On an annual basis, the Committee reviews base salaries for all executive officers, including the Chief Executive Officer, and determines if any adjustments should be made based on the competitive data and the individual's performance.

        Performance-Based Bonus Compensation.    On an annual basis, the CHC board establishes financial and operational goals for CHC. Performance-based bonuses for executive officers are based upon management's success in meeting these goals. No bonuses were awarded in 2004 because performance goals were not achieved.

        Stock Options.    Stock options are designed to provide long-term incentives to executive officers, to encourage them to remain with CHC and to develop and maintain a significant, long-term interest in CHC's common stock, which in turn motivates these executives to focus on long-term enhancement in shareholder value. Stock option awards are granted at an exercise price equal to the fair market value of CHC's common stock on the date of the grant. Therefore, the executive earns no compensation with respect to these options unless CHC's share price increases. In determining actual awards, the Committee considers the external competitive market, past option grants, the contribution of each individual, and the need to retain the individual.

        With respect to CHC's chief executive officer, the Committee focused principally upon recommending to the board an appropriate base salary increase, if any, and incentive compensation. As noted above, the chief executive officer is a party to an employment agreement with CHC that provides for base salary increases and bonuses as CHC may determine.

        CHC has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package and reward them for their contribution to CHC's long-term share performance. These grants are designed to align the executive's interests with that of the shareholders.

Compensation Committee
William M. Duncan, Chair Eric P. Edelstein William J. Marino Earl L. Mason L. White Matthews, III

DIRECTORS' COMPENSATION

        Directors who are not employees of CHC are each entitled to receive an annual retainer of $20,000. Chairman of the Board is entitled to receive an annual retainer of $30,000. The Directors and Chairman of the Board are entitled to receive a meeting attendance fee of $1,000 per meeting. Chair positions of each committee receive an annual fee of $3,000.

        In 1998, CHC amended the 1991 Non-Qualified Directors' Stock Option Plan, providing that each new director of CHC who is not an employee of CHC and who joins the board on or after 1998 (i) shall immediately receive options to purchase 10,000 shares of its common stock, which vest immediately, and (ii) shall receive annual grants to purchase an additional 10,000 shares of its common stock, which shall vest immediately. The plan originally was to expire on March 4, 2001 and was extended by the Board of directors and shareholders to March 6, 2007. In accordance with the Plan, as amended, Messrs. Duncan, Marino, Mason, Edelstein, Matthews and Obuchowski were each awarded their annual grant on January 1, 2005 to purchase 10,000 shares of CHC's common stock at a grant price of $3.81.

Directors' and Officers' Liability Insurance

        CHC maintains directors' and officers' liability insurance, providing coverage of up to $20,000,000, subject to a deductible. The policy also insures CHC against amounts paid by it to indemnify directors and officers. The current policy covers a period of one year at an annual premium of approximately $771,743.

PERFORMANCE GRAPH

        Below are graphs comparing the cumulative total shareholder return on CHC's common stock for the last five fiscal years with the cumulative weighted total shareholder return (assuming the reinvestment of dividends) of the companies included in the Nasdaq Market Index and the companies in the Peer Group selected by CHC. The Peer Group Index consists of five companies that are similar to CHC in business lines, size and revenues, each of which is engaged not only in professional services, but is also involved in emerging and prospective "total solutions". They are Analysts International Corp., iGate Corp., Covansys Corp., CIBER, Inc. and Computer Task Group Inc.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG COMPUTER HORIZONS CORP.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2004

	1999	2000	2001	2002	2003	2004
COMPUTER HORIZONS CORP.	100.00	15.06	19.83	20.20	24.22	23.54
PEER GROUP INDEX	100.00	22.61	29.11	15.84	33.67	35.51
NASDAQ MARKET INDEX	100.00	62.85	50.10	34.95	52.55	56.97

        This graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act except to the extent we specifically incorporate the graph by reference therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires CHC's officers and directors, and persons who own more than ten percent of a registered class of CHC's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish CHC with copies of all Section 16(a) forms they file.

        Based on its review of the copies of such forms received, CHC believes that Messrs. Duncan, Mason, Marino, Edelstein, Matthews and Obuchowski inadvertently filed Statements of Changes in Beneficial Ownership on Form 4 pertaining to their annual grant of stock options past their due dates. Mr. Ferdinandi inadvertently filed his initial Statement of Beneficial Ownership on Form 3 past its due date. CHC believes that during 2004, all other filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

AUDITORS; AUDIT AND NON-AUDIT FEES

        Grant Thornton LLP was CHC's principal accountant for the most recently completed fiscal year ended December 31, 2004 and the selection of Grant Thornton LLP to be the Company's independent auditors for the year ending December 31, 2005 was ratified by CHC shareholders at the annual meeting of shareholders held on May 18, 2005. In connection with the fiscal years ended December 31, 2004 and 2003, Grant Thornton LLP provided various audit and non-audit services to CHC and billed CHC for these services as follows:

  a)
  Audit Fees. Fees for audit services totaled $1,385,000 and $1,142,000 in 2004 and 2003, respectively, including fees for the audit of CHC's annual financial statements included in the Company's Form 10-K, review of CHC's quarterly financial statements included in CHC's Form 10-Q, Sarbanes Oxley Section 404 audit procedures, consents and accounting consultations, and other such services that generally only an independent accountant can provide.

  b)
  Audit Related Fees. Fees for audit-related services totaled $625,000 and $430,000 in 2004 and 2003, respectively, including fees for the audit of CHC's restated Forms 10-K and 10-Q, acquisition due diligence, review of CHC's S-3 filing, Chimes SAS 70 review, employee benefit plan audits and certain other services traditionally performed by independent accountants.

  c)
  Tax Fees. Fees for tax services, including tax preparation, compliance and tax planning, totaled $160,000 and $282,000 in 2004 and 2003, respectively. These amounts include tax preparation and compliance fees of $106,000 and $98,000 in 2004 and 2003, respectively.

  d)
  All Other Fees. None in 2004 and 2003.

        A representative of Grant Thornton LLP is expected to be present at the special meeting with the opportunity to make a statement, if he so desires, and to be available to respond to appropriate questions.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

        Consistent with SEC policies regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. Prior to engagement, the Audit Committee pre-approves these services by category and service. Since 2002, the Audit Committee has approved 100% of the services described under Audit-Related Fees, Tax Fees and

All Other Fees. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of Grant Thornton LLP and determined that such services did not adversely affect the independence of Grant Thornton LLP.

IMPORTANT

        Your vote at the special meeting is especially important because of the Dissident Group's attempt to take control of CHC and its board of directors. Please sign, date and return the enclosed WHITE proxy card in the pre-addressed, postage-paid envelope TODAY.

        We urge you not to sign or return any proxy card that may be sent to you by the Dissident Group, even as a protest vote against them. If you previously voted on a Dissident Group BLUE proxy card, you have every legal right to change your vote. You can do so simply by signing, dating and returning the enclosed WHITE proxy card. Only your latest dated proxy card will count. Please refer to "Questions & Answers" for a discussion of how to revoke your proxy.

        If the CHC shares you own are held in the name of a broker, bank or other nominee, only it can sign a WHITE proxy card with respect to your shares and only upon specific instructions from you. Please contact the person responsible for your account and give instructions for a WHITE proxy card to be signed representing you CHC shares. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to our proxy solicitor, Morrow & Co., Inc. at the address indicated below so that it can attempt to ensure that your instructions are followed. If you have any questions about executing your proxy or require assistance, please contact:

Morrow & Co., Inc.
445 Park Avenue, 5th Floor
New York, New York 10022
call toll-free: (800) 607-0088
 chc.info@morrowco.com Banks and brokerage firms please call (800) 654-2468

APPENDIX I

INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED PARTICIPANTS IN
THE
COMPANY'S SOLICITATION FOR PROXIES

Directors, Named Executive Officers and Other Participants—CHC

        The following table sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the directors, officers and employees of CHC who, under SEC rules, may be deemed "Participants" in our solicitation of proxies from CHC shareholders in connection with the special meeting. Our directors who may be deeded participants in our solicitation are set forth under "Board of Directors' section of this proxy statement. The name and business addresses of the organizations of employment of our directors are indicated below. Unless otherwise indicated, the principal business address of each such person is c/o Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495.

Name	Present Office or Other Principal Occupation or Employment
Earl L. Mason	Chairman of the Board
William J. Murphy	President and Chief Executive Officer, Director
William M. Duncan Director of International Studies Stony Brook University New York, New York	Director
Eric P. Edelstein Chief Financial Officer Griffon Corporation 100 Jericho Quadrangle Jericho, New York 11753	Director
William M. Marino President and Chief Executive Officer Horizon Blue Cross and Blue Shield of NJ 2 Penn Plaza Newark, New Jersey 07102	Director
L. White Matthews, III	Director
Edward Obuchowski	Director
Michael J. Shea	Chief Financial Officer
David Reingold	Senior Vice President
Michael C. Caulfield	General Counsel and Chief Compliance Officer
Lauren Felice	Vice President Investor Relations and Communications
John Ferdinandi	Controller

Directors, Named Executive Officers and Other Participants—Analysts

        The following table sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of additional directors, officers and employees of CHC who, under SEC rules, may be deemed "Participants" in our solicitation of proxies from CHC shareholders in connection with the special meeting in the event that the proposals relating to the proposed merger shall have been approved and the proposed merger has been consummated. Unless otherwise indicated, the principal business address of each such person is c/o Computer Horizons Corp., 3601 West 76th Street, Minneapolis, Minnesota 55435-300049.

Name	Present Office or Other Principal Occupation or Employment
Jeffrey P. Baker	President and Chief Operating Officer
Willard J. Brittain	Director
Krzysztof K. Burhardt	Director
Michael B. Esstman	Director
Michael J. LaVelle	Co-Chairman of the board of directors
Margaret A. Loftus	Director
David J. Steichen	Chief Financial Officer

Information Regarding Ownership of CHC's Securities by Participants

CHC

        None of the parties listed above owns any CHC securities of record but not beneficially. The number of shares of CHC common stock held by directors and named executive officers is set forth in the proxy statement under the caption "Beneficial Ownership by Principal Shareholders and Management." The number of shares of CHC common stock beneficially held by the other Participants as of August 19, 2005 is set forth below. The information includes shares that may be acquired by the exercise of stock options within 60 days of August 19, 2005.

Name/Title	Number of Shares Beneficially Owned	Options Exercisable within 60 days	Percentage of Shares Beneficially Owned
David Reingold	97,955	42,001	*
Michael C. Caulfield	22,459	19,334
Lauren Felice	0	0	*

*
Less than 1%

Analysts

        The following table presents certain information with respect to the beneficial ownership of shares of Analysts' common stock (its only class of voting securities) on August 19, 2005 (except as noted otherwise), by (a) persons owning more than 5% of such shares, (b) each director, (c) certain of Analysts' executive officers, and (d) all directors and executive officers as a group which individuals would be deemed Participants in the event that the proposals relating to the proposed merger shall have been approved and the proposed merger has been consummated. Each share of Analysts' common stock held by such parties will have been exchanged into 1.15 shares of CHC common stock upon consummation of the merger.

Unless otherwise indicated, each person has sole voting and dispositive power over the shares shown as being owned by such person.

Name and Address of Beneficial Owner	Amount Beneficially Owned as of August 19, 2005 (1)(2)	Percent of Class *
Jeffrey P. Baker 3601 West 76th Street Minneapolis, MN 55435-3000	203,000	(3)
John D. Bamberger 3601 West 76th Street Minneapolis, MN 55435-3000	592,744	2.39%
Willard W. Brittain 3601 West 76th Street Minneapolis, MN 55435-3000	0	(3)
Krzysztof K. Burhardt 3601 West 76th Street Minneapolis, MN 55435-3000	6,500	(3)
Colleen M. Davenport 3601 West 76th Street Minneapolis, MN 55435-3000	50,510	(3)
Michael B. Esstman(4) 3601 West 76th Street Minneapolis, MN 55435-3000	9,500	(3)
Frederick W. Lang(4) 3601 West 76th Street Minneapolis, MN 55435-3000	383,376	1.55%
Michael J. LaVelle 3601 West 76th Street Minneapolis, MN 55435-3000	331,695	1.34%
Margaret A. Loftus 3601 West 76th Street Minneapolis, MN 55435-3000	46,085	(3)
Edward M. Mahoney(4) 3601 West 76th Street Minneapolis, MN 55435-3000	72,051	(3)

Robb L. Prince 3601 West 76th Street Minneapolis, MN 55435-3000	50,475	(3)
David J. Steichen 3601 West 76th Street Minneapolis, MN 55435-3000	36,250	(3)
All Directors and Executive Officers as a group (13 persons)	1,832,192	7.38%

(1)
Except as otherwise indicated, each person possesses sole voting and investment power over the shares shown above. Includes shares that can be purchased by exercising options which were exercisable, or can be exercised within 60 days of, the record date.

(2)
Includes 563,174 shares issuable upon exercise of options to purchase Analysts commons stock as follows: Bamberger, 127,500; Burhardt,4,500; Davenport, 47,500; Esstman, 4,500; Lang, 4,500; LaVelle, 182,424; Loftus, 39,000; Prince, 39,000; Steichen, 36,250.

(3)
Less than 1%

(4)
Mr. Esstman's total includes 1,000 shares owned by the Esstman Investment Ltd. partnership and of which he is a 1% owner and his children are 99% owners. Mr. Lang's share total includes 28,500 shares owned by adult children and of which he disclaims beneficial ownership. Ms. Loftus' total includes 535 shares owned by an adult child and of which she disclaims beneficial ownership. Mr. Mahoney's total includes 14,000 shares owned by him as trustee and over which he has sole voting and investment power.

*
The shares reflect shares of Analysts common stock owned which, upon the consummation of the merger would entitle the holder to 1.15 shares of CHC common stock for each share of Analysts common stock owner; the percentage indicated is the percentage of Analysts common stock owned as of the referenced date.

Information Regarding Transactions in CHC's Securities by Participants

CHC

        The following table sets forth all transactions that may be deemed purchases or sales of CHC's common stock by the Participants since August 19, 2003. Unless otherwise indicate, all transactions were in the public market and none of the purchase price or market values for those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

NAME	DATE	NUMBER OF SHARES OF COMMON STOCK, OR OPTIONS TO ACQUIRE SUCH STOCK, ACQUIRED OR (DISPOSE OF)
William J. Murphy	01/03/03	1,169	(2)
	05/16/03	2,769	(2)
	07/03/03	2,760	(2)
	08/13/03	78,867	(1)
	10/02/03	2,305	(1)
	12/16/03	(750	)(3)
	12/17/03	(500	)(3)
	01/06/04	1,093	(2)
	04/05/04	2,176	(2)
	07/02/04	2,143	(2)
	10/04/04	2,748	(2)
	12/16/04	(1,250	)(3)
Michael J. Shea	08/13/03	21,292	(1)
	11/20/03	50,000	(1)
David Reingold	05/07/04	(2,000	)(3)
	05/17/04	(2,500	)(3)
	06/30/04	776	(4)
	09/09/04	30,000	(5)
	09/09/05	(30,000	)(6)
	09/30/04	791	(4)
	12/31/04	811	(4)
Michael C. Caulfield	08/13/03	4,000	(1)
	10/02/03	270	(4)
	11/20/03	16,000	(1)
	01/06/04	285	(4)
	04/05/04	255	(4)
	05/03/04	10,000	(5)
	05/03/04	(10,000	)(6)
	07/02/04	251	(4)
	10/04/04	256	(4)
	01/04/05	262	(4)
	04/06/05	273	(4)
	07/05/05	319	(4)
John E. Ferdinandi	09/08/04	5,000	(1)
William M. Duncan	01/01/03	10,000	(1)
	01/01/04	10,000	(1)

	05/20/04	5,000	(2)
	01/01/05	10,000	(1)
Earl L. Mason	01/01/03	10,000	(1)
	01/01/04	10,000	(1)
	08/03/04	40,000	(2)
	01/01/05	10,000	(1)
William J. Marino	01/01/03	10,000	(1)
	01/01/04	10,000	(1)
	05/04/04	7,200	(2)
	01/01/05	10,000	(1)
Eric P. Edelstein	11/20/03	10,000	(1)
	08/13/04	5,000	(2)
	01/01/05	10,000	(1)
L. White Matthews, III	05/19/04	10,000	(2)
	08/10/04	3,000	(2)
	01/01/05	10,000	(1)
Edward J. Obuchowski	05/19/04	10,000	(2)
	08/09/04	5,000	(2)
	01/01/05	10,000	(1)

(1)
Grant of stock option

(2)
Open market purchase

(3)
Aggregate number of shares disposed of as of the date indicated that were disposed of through periodic dispositions under the Company's Employee Stock Purchase Plan.

(4)
Aggregate number of shares acquired as of the date indicated that were acquired through periodic employee contributions under the Company's Employee Stock Purchase Plan.

(5)
Exercise of stock option

(6)
Open market sale

Analysts

        The following table sets forth all transactions that may be deemed purchases or sales of the Company's common stock since August 15, 2003 by additional individuals who would be deemed Participants in the event that the proposals relating to the proposed merger shall have been approved and the proposed merger has been consummated. Unless otherwise indicate, all transactions were in the public market and none of the purchase price or market values for those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

NAME	DATE	NUMBER OF SHARES OF COMMON STOCK, OR OPTIONS TO ACQUIRE SUCH STOCK, ACQUIRED OR (DISPOSED OF)
Jeffrey P. Baker	06/18/04	200,000(1)
	06/18/04	300,000(2)
	06/18/04	600(3)
	06/18/04	2,400(3)
	06/20/05	100,000(2)
Willard W. Brittain(4)	N/A	-0-
Krzysztof K. Burhardt	01/06/04	6,000(2)
	01/15/04	1,000(3)
	01/04/05	1,000(1)
	01/04/05	8,000(2)
Michael B. Esstman	01/06/04	6,000(2)
	05/24/04	100(3)
	05/25/05	900(3)
	01/04/05	1,000(1)
	01/04/05	8,000(2)
Michael J. LaVelle	05/27/04	5,000(3)
	10/21/04	100,000(1)
Margaret A. Loftus	01/06/04	6,000(2)
	01/04/05	1,000(1)
	01/04/05	8,000(2)
David J. Steichen	01/07/04	10,000(2)
	06/18/04	40,000(2)

(1)
Restricted stock award

(2)
Grant of stock option

(3)
Open market purchase

(4)
Named to Analysts Board of Directors on April 15, 2005

Miscellaneous Information Regarding Participants

        Except as described in this Appendix I or otherwise disclosed in this proxy statement, to the best of our knowledge, none of the Participants (i) owns any securities of CHC or any subsidiary of CHC, beneficially or of record, (ii) has purchased or sold any of such securities within the past two years or (iii) is or within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix I or in the proxy statement, to the best knowledge of the Participants, none of their associates beneficially owns, directly or indirectly, any securities of CHC. Other than as disclosed in this Appendix I or in the proxy statement, to the knowledge of CHC, none of CHC or any of the Participants has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the special meeting or is or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of CHC, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix I or in the proxy statement, to the knowledge of CHC, none of CHC or any of the Participants, or any of their associates, has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of CHC's last fiscal year or any currently proposed transactions, or series of similar transactions, to which CHC or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

        Other than in this Appendix I or in the proxy statement, to the knowledge of CHC, none of CHC or any of the Participants, or any of their associates, has any arrangements or understandings with any person with respect to any future employment by CHC or its affiliates or with respect to any future transactions to which CHC or any of its affiliates will or may be a party.

FORM OF PROXY CARD AND ADMISSION TICKET

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 22, 2005

If you plan to attend the Special Meeting, please bring this admission ticket with you.

ADMISSION TICKET
COMPUTER HORIZONS CORP.
SPECIAL MEETING OF SHAREHOLDERS

Thursday, September 22, 2005
10:00 A.M. Local Time
Olshan Grundman Frome Rosenzweig & Wolosky LLP
2001 Route 46, Suite 202
Parsippany, New Jersey 07054

Shareholders will be admitted to the Special Meeting beginning at
9:30 A.M. Eastern time.

REVOCABLE PROXY CARD
COMPUTER HORIZONS CORP.

SPECIAL MEETING OF SHAREHOLDERS
THURSDAY, SEPTEMBER 22, 2005
10:00 A.M., LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints William J. Murphy and Michael C. Caulfield, and each of them, as proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of COMPUTER HORIZONS CORP. to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP 2001 Route 46, Suite 202, Parsippany, New Jersey 07054 on Thursday, September 22, 2005 at 10:00 A.M., local time, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED IN THE MANNER DIRECTED. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED "AGAINST" PROPOSALS 1 AND 2 AND "WITHHOLD
AUTHORITY" AS TO PROPOSAL 3.

(Continued, and to be marked, dated and signed, on the other side)

\/ FOLD AND DETACH HERE \/

COMPUTER HORIZONS CORP.—SPECIAL MEETING, THURSDAY, SEPTEMBER 22, 2005

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Proxy Materials are available on-line at:

http://www.computerhorizons.com

PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors of Computer Horizons Corp. recommends a vote "AGAINST" the following proposals.					Please mark vote as indicated in this example		☒
1. The Dissident Group's proposal to remove all of the existing directors serving on the CHC board of directors without cause.	For ☐	Against ☐	Abstain ☐	3. The Dissident Group's proposal to elect its slate of director nominees to the CHC board of directors Nominees: Eric Rosenfeld, Karl L. Meyer, Robert F. Walters, Frank J. Tanki and Willem Van Rijn	For all Nominees ☐	Withhold authority to vote for all nominees ☐	For all except nominee written below ☐
2. The Dissident Group's proposal to fix the number of members of the CHC board of directors at five.	For ☐	Against ☐	Abstain ☐

Please be sure to date and sign this proxy card in the box below.
Date
Signature
Signature (if held jointly)

Signature(s) should agree with name(s) printed hereon. Please correct any errors in address shown. If signing in representative capacity include full title. Proxies by a corporation should be signed in its name by an authorized officer. Where stock stands in more than one name, all holders of record should sign.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

QuickLinks

COMPUTER HORIZONS CORP. 49 Old Bloomfield Avenue Mountain Lakes, New Jersey 07046-1495
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 22, 2005
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
PROPOSALS TO BE VOTED ON
THE BOARD OF DIRECTORS
Executive Officers of the Company
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CHANGE OF CONTROL PROVISIONS
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 2004 OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT
DIRECTORS' COMPENSATION
PERFORMANCE GRAPH
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG COMPUTER HORIZONS CORP., NASDAQ MARKET INDEX AND PEER GROUP INDEX
ASSUMES $100 INVESTED ON JAN. 1, 2000 ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING DEC. 31, 2004
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS; AUDIT AND NON-AUDIT FEES
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR
IMPORTANT
INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE COMPANY'S SOLICITATION FOR PROXIES